UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2009

CALIPER LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32976	33-0675808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Elm Street, Hopkinton, Massachusetts	01748
(Address of Principal Executive Offices)	(Zip Code)

(508) 435-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.02 Results of Operations and Financial Condition

SIGNATURES

Ex-99.1 Press Release entitled “Caliper Completes Strategic Sale of Small Animal Services Subsidiary to Taconic”

Item 1.01 Entry into a Material Definitive Agreement

On December 11, 2009, Caliper Life Sciences, Inc. (“Caliper” or the “Company”) entered into and completed the closing of a Stock Purchase Agreement (the “Purchase Agreement”) involving the sale of Xenogen Biosciences Corporation (“XenBio”), a wholly-owned subsidiary which provides in-vivo pre-clinical CRO services, to Taconic Farms, Inc. (“Taconic”) for approximately $11 million in cash (the “Purchase Price”).  XenBio was acquired by Caliper as part of Caliper’s acquisition of Xenogen Corporation in 2006.

In connection with the transaction, the parties entered into a distribution and supply agreement, pursuant to which Caliper granted Taconic exclusive distribution rights to Caliper’s LPTA® mouse models, and an imaging services license agreement that will enable Taconic to perform imaging services on a non-exclusive basis utilizing Caliper’s expansive suite of patented in vivo imaging technologies.

The Purchase Price is subject to adjustment based upon the final determination of working capital and deferred revenue of XenBio as of the closing.   In addition, 10% of the Purchase Price was placed into an escrow account until April 30, 2011.  The escrow will secure Caliper’s indemnification obligations to Taconic, if any, under the Purchase Agreement.  The Purchase Agreement also contains representations, warranties and indemnities that are customary in stock purchase transactions.  Caliper expects to recognize approximately $9 million of cash proceeds in the fourth quarter.

Caliper’s revenue attributable to the XenBio business was approximately $11.2 million in the fiscal year ended December 31, 2008 and $8.4 million in each of the nine-month periods ended September 30, 2009 and 2008, respectively.

On December 14, 2009, the Company issued a press release announcing the entry into and closing under the Stock Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Stock Purchase Agreement will be filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ending December 31, 2009.

Item 2.02 Results of Operations and Financial Condition

Please see the disclosure regarding historical financial information relating to the XenBio business set forth under “Item 1.01 — Entry into a Material Definitive Agreement,” which is incorporated into this Item 2.02 by reference.

The information in this report, regarding historical financial information relating to the XenBio business shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Caliper, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless Caliper specifically states that it is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Exhibit Number	Description of Document

99.1	Press release dated December 14, 2009, entitled “Caliper Completes Strategic Sale of Small Animal Services Subsidiary to Taconic”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CALIPER LIFE SCIENCES, INC.

December 14, 2009	By:	/s/ Peter F. McAree

Peter F. McAree
Senior Vice President and CFO